Exhibit 5

C0000000230 | M JUST ENERGY GROUP INC. Number Shares * * * * 0 * * * * * * * * * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * 00000000 INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT **SPECIMEN48213W20000000000JUST*ENERGY*GROUP*INC.zero****SPECIMEN48213W20000000000JUST*ENERGY*GROUP*INC.zero****SPECIMEN48213W200 00000000JUST*ENERGY*GROUP*INC.zero****SPECIMEN48213W20000000000JUST*ENERGY*GROUP*INC.zero****SPECIMEN48213W20000000000JUST*ENERGY *GROUP*INC.zero****SPECIMEN48213W20000000000JUST*ENERGY*GROUP*INC.zero****SPECIMEN48213W20000000000JUST*ENERGY*GROUP*INC.zero**** THIS CERTIFIES THAT SPECIMEN48213W20000000000JUST*ENERGY*GROUP*INC.zero****SPECIMEN48213W20000000000JUST*ENERGY*GROUP*INC.zero****SPECIMEN48213W20000 000000JUST*ENERGY*GROUP*INC.zero****SPECIMEN48213W20S000P0000E00JCUST*IEMNERGYE*GRNOUP*INC.zero****SPECIMEN48213W20000000000JUST*ENERGY*G ROUP*INC.zero****SPECIMEN48213W20000000000JUST*ENERGY*GROUP*INC.zero****SPECIMEN48213W20000000000JUST*ENERGY*GROUP*INC.zero****SP ECIMEN48213W20000000000JUST*ENERGY*GROUP*INC.zero****SPECIMEN48213W20000000000JUST*ENERGY*GROUP*INC.zero****SPECIMEN48213W2000000 0000JUST*ENERGY*GROUP*INC.zero****SPECIMEN48213W20000000000JUST*ENERGY*GROUP*INC.zero****SPECIMEN48213W20000000000JUST*ENERGY*GRO UP*INC.zero****SPECIMEN48213W20000000000JUST*ENERGY*GROUP*INC.zero****SPECIMEN48213W20000000000JUST*ENERGY*GROUP*INC.zero****SPEC IMEN48213W20000000000JUST*ENERGY*GROUP*INC.zero****SPECIMEN48213W20000000000JUST*ENERGY*GROUP*INC.zero****SPECIMEN48213W200000000 00JUST*ENERGY*GROUP*INC.zero****SPECIMEN48213W20000000000JUST*ENERGY*GROUP*INC.zero****SPECIMEN48213W20000000000JUST*ENERGY*GROUP **048213W20000000000JUST*ENERGY*GROUP*INC.zero****048213W20000000000JUST*ENERGY*GROUP*INC.zero****048213W20000000000JUST*ENERGY*G ROUP*INC.zero****048213W20000000000JUST*ENERGY*GROUP*INC.zero****048213W20000000000JUST*ENERGY*GROUP*INC.zero****048213W200000000 00JUST*ENERGY*GROUP*INC.zero****048213W20000000000JUST*ENERGY*GROUP*INC.zero****048213W20000000000JUST*ENERGY*GROUP*INC.zero****0 IS THE REGISTERED HOLDER OF UST*ENERGY*GROUP*INC.zero****048213W20000000000JUST*E*NERG*Y*G*ROUP0*INC*.ze*ro*****048213W20000000000JUST*ENERGY*GROUP*INC.zero****0482 48213W20000000000JUST*ENERGY*GROUP*INC.zero****048213W20000000000JUST*ENERGY*GROUP*INC.zero****048213W20000000000JUST*ENERGY*GROU P*INC.zero****048213W20000000000JUST*ENERGY*GROUP*INC.zero****048213W20000000000JUST*ENERGY*GROUP*INC.zero****048213W20000000000J 13W20000000000JUST*ENERGY*GROUP*INC.zero****048213W20000000000JUST*ENERGY*GROUP*INC.zero****048213W20000000000JUST*ENERGY*GROUP*I NC.zero****048213W20000000000JUST*ENERGY*GROUP*INC.zero****048213W20000000000JUST*ENERGY*GROUP*INC.zero****048213W20000000000JUST *ENERGY*GROUP*INC.zero****048213W20000000000JUST*ENERGY*GROUP*INC.zero****048213W20000000000JUST*ENERGY*GROUP*INC.zero****048213W 20000000000JUST*ENERGY*GROUP*INC.zero****048213W20000000000JUST*ENERGY*GROUP*INC.zero****048213W20000000000JUST*ENERGY*GROUP*INC. SEE REVERSE FOR CERTAIN DEFINITIONS FULLY PAID AND NON-ASSESSABLE 8.50% SERIES A FIXED-TO-FLOATING RATE CUMULATIVE REDEEMABLE PERPETUAL PREFERRED SHARES WITHOUT PAR VALUE IN THE CAPITAL OF JUST ENERGY GROUP INC. transferable on the books of the Corporation only upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation. IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers. Dated: Feb 07, 2017 Chief Financial Officer COUNTERSIGNED AND REGISTERED COMPUTERSHARE TRUST COMPANY, N.A. (CANTON, MA, JERSEY CITY, NJ AND COLLEGE STATION, TX) TRANSFER AGENT AND REGISTRAR COUNTERSIGNED AND REGISTERED COMPUTERSHARE INVESTOR SERVICES INC. (TORONTO) TRANSFER AGENT AND REGISTRAR OR Executive Vice President, General Counsel and Corporate Secretary By By Authorized Officer Authorized Officer The shares represented by this certificate are transferable at the office of Computershare Investor Services Inc. in Toronto, ON or at the offices of Computershare Trust Company, N.A. in Canton, MA, Jersey City, NJ and College Station, TX. CSAE_WIP_EARQ_P01.mtl.pulls/000001/000001/i ISIN CA48213W2004 CUSIP 48213W200

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common	(Name) CUST (Name) UNIF	- (Name) as Custodian for (Name) under the
TEN ENT	- as tenants by the entireties	GIFT MIN ACT (State)	(State) Uniform Gifts to Minors Act
JT TEN	- as joint tenants with rights of survivorship and not as tenants in common		

Additional abbreviations may also be used though not in the above list.

For value received the undersigned hereby sells, assigns and transfers unto

____
Insert name and address of transferee

____

____ shares

represented by this certificate and does hereby irrevocably constitute and appoint

____ the attorney

of the undersigned to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

DATED: ____________________

_________________________ Signature of Shareholder

_________________________ Signature of Guarantor

Signature Guarantee:
The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.



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